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EXHIBIT 23.3 - CONSENT OF JOEL S. BAUM, P.A.

                                 EXHIBIT 23.3


          CONSENT OF JOEL S. BAUM, P.A., INDEPENDENT CERTIFIED PUBLIC
          ACCOUNTANT



JOEL S. BAUM, P.A.

CERTIFIED PUBLIC ACCOUNTANT             MEMBER:
                                        American Institute of CPAs
                                        Florida Institute of CPAs
                                        AICPA SEC & Private Companies
                                        Division



Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We consent to the use of our firm's audit dated September 30, 1997, on Form 10-KSB filed with the Securities and Exchange Commission on December 29, 1997, by reference in the Registration Statement (Form S-8) of Capitol Communities Corporation.

April 1, 1998
Coral Springs, Florida


                                        By:     /s/ Joel Baum

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